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                                                                    EXHIBIT 21.1

                            INDUS INTERNATIONAL, INC.

                              LIST OF SUBSIDIARIES

  NAME OF SUBSIDIARY (AND DOING BUSINESS AS)                     STATE OF INCORPORATION
  ------------------------------------------                     ----------------------
Indus Group North America, Inc.                                            California
Indus Foreign Sales Corporation                                            U.S. Virgin Islands
Indus UK, Inc.                                                             California
Indus International, Ltd.                                                  United Kingdom
Indus International, S.A.                                                  France
Indus International Pty Ltd.                                               Australia
Indus International Software Pte. Ltd.                                     Singapore
Indus International Canada, Inc.                                           Canada
Indus International Japan, Inc.                                            Delaware